EXHIBIT 10.14


                                 PROMISSORY NOTE

$50,000,000.00                                                    March 30, 2000


         FOR VALUE RECEIVED, PATHNET TELECOMMUNICATIONS, INC., a corporation duly organized under the laws of the State of Delaware (the "Borrower"), promises to pay to Pathnet, Inc., a Delaware corporation, at 1015 31st Street, N.W., Washington, DC 20007 (the "Lender"), or at such other place as the holder of this Note may from time to time designate in writing, the principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), together with interest on the unpaid principal amount of this Note computed from the date of Closing as defined in that certain Assignment and Acceptance Agreement by and between Borrower and Lender, dated the date hereof, as amended from time to time, until the entire indebtedness is paid, at the rate of twelve and one quarter percent (12-1/4%) per annum. The principal amount of this Note shall be due and payable on March 31, 2010. Accrued interest calculated on the outstanding principal amount as described above shall be payable yearly on the last day of each year commencing with the year ended December 31, 2000. All payments hereunder shall be made in lawful money of the United States of America.

         This Note may be prepaid at any time and from time to time, in whole or in part, without premium or penalty. Any prepayment shall be applied first to any accrued and unpaid interest and then to principal. In the event of prepayment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the person or entity in whose name this Note is registered upon the cancellation hereof.

         The entire unpaid principal amount of this Note or any extension or renewal hereof, together with accrued interest and all charges owing under this Note, shall immediately become due and payable at the option of the holder of this Note, without demand or notice, upon the occurrence of any of the following Events of Default:

         (a) Borrower fails to pay the principal amount of this Note when the same becomes due and payable (whether on the date on which such principal becomes due or upon acceleration or otherwise); or

         (b) Borrower fails to pay any interest when the same becomes due and payable hereunder and such failure to pay continues for ten (10) business days after the date on which such payment of interest was due.

         If this Note, after maturity, whether by acceleration or otherwise, is placed in the hands of an attorney for collection, whether suit is brought on the same or not, Borrower shall pay to the holder of this Note all attorneys' fees as are incurred for the purposes of collection hereof.

         Each Obligor under this Note (which term shall include all makers, guarantors, endorsers and other persons assuming obligations pursuant to this
Note) hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor.

         This Note may not be changed orally, but only by an agreement in writing which is signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on its behalf as of the date set forth at the beginning of this Note, as the act and deed of Borrower.


                                PATHNET TELECOMMUNICATIONS, INC.


                                By: /s/ Mary McDermott
                                   -------------------------------------
                                Name: Mary McDermott
                                Title: Senior Vice President, General Counsel
                                        and Secretary



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